 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015
Prosper Funding LLC	Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

45-4526070	73-1733867
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Delaware
(State or other jurisdiction of incorporation or organization)

6199
(Primary Standard Industrial Classification Code Number)

221 Main Street, 3rd Floor
San Francisco, CA  94105
(415) 593-5400
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (415) 593-5400
Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DC: 4848102-2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2015, the boards of Prosper Marketplace, Inc. (“PMI”) and Prosper Funding LLC (“Prosper Funding”), respectively, appointed Joshua Tonderys to the position of Chief Operating Officer of PMI and Prosper Funding. Mr. Tonderys, age 38, also serves as PMI’s Chief Risk Officer, a position he has held since September 2012. Prior to joining PMI, Mr. Tonderys served as Senior Director at Barclaycard US (formerly Juniper Bank) from September 2002 to September 2012, with responsibilities that included general management, marketing, analytics, risk management, and operations. Prior to that, Mr. Tonderys served as Risk Analyst at BankOne (now Chase Card Services) from July 1999 to September 2002. Mr. Tonderys holds a B.A. in economics from Hobart College and an M.B.A. degree from the University of North Carolina at Chapel Hill.

There were no changes to the compensation arrangements between PMI or Prosper Funding and Mr. Tonderys in connection with his appointment Chief Operating Officer of PMI and Prosper Funding.

DC: 4848102-2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: January 20, 2015	By	/s/ Sachin Adarkar
Sachin Adarkar
General Counsel & Secretary

Prosper Funding LLC

Date: January 20, 2015	By	/s/ Sachin Adarkar
Sachin Adarkar
Secretary